UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 17, 2018

AMAZING ENERGY OIL AND GAS, CO.

(Exact name of registrant as specified in its charter)

NEVADA

(State or other jurisdiction of incorporation)

000-52392

(Commission File No.)

701 S Taylor Street

Suite 470, LB 113

Amarillo, Texas 79101

(Address of principal executive offices and Zip Code)

(855) 448-1922

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective September 17, 2018 Mr. Kurt Koeppler was appointed to the Board of Directors (the “Board”) of Amazing Energy.

Mr. Koeppler graduated from the University of Wisconsin-Oshkosh in 1975 with a Bachelor of Arts in Political Science.

Mr. Koeppler has an extensive background in operations and management, primarily in the real estate industry.  From 1978-2013 Mr. Koeppler worked for DB Curtiss Ltd. building and selling apartment buildings, condominium units and single-family homes. From 1985 to the present Mr. Koeppler has been a partner in Bayshore Development I and II and from 1995-present he has been President of Koeppler Management; both are real estate management companies.  From 2006-17 Mr. Koeppler was the majority stockholder in and Chairman of the Board for Power Grid Solutions, which was sold to AZZ Manufacturing in 2017.

Mr. Koeppler has a long history of community involvement in the Oshkosh, Wisconsin area including, serving on the board of Boys and Girls Club of Oshkosh from 1998-present and in 2018 he was awarded the Partners in Philanthropy Award by the Oshkosh Area Community Foundation

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 19th day of September, 2018.

AMAZING ENERGY OIL AND GAS, CO.

BY:
Will McAndrew III, CEO